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                            EXHIBIT 23.1 TO FORM 10-K

                       Consent of Coopers & Lybrand L.L.P.



                       CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in the registration statements of Four Oaks Fincorp, Inc. on Form S-8 (File No. 333-30677) and Form S-3 (File No. 333-33527) of our report dated February 20, 1998, on our audits of the consolidated financial statements of Four Oaks Fincorp, Inc. as of December 31, 1997 and 1996, and for the years then ended, which report is incorporated by reference in this Annual Report on Form 10-K.


/s/ Coopers & Lybrand L.L.P.

Raleigh, North Carolina
March 27, 1998